Exhibit 10.33

LOAN AMENDMENT AGREEMENT

This LOAN AMENDMENT AGREEMENT (this “Agreement”) is made as of March 12, 2020 by and among Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), L. Molteni & C. Dei Fratelli Alitti Società di Esercizio S.p.a. (“Molteni”) and Horizon Credit II LLC (“Horizon”).

WHEREAS, the Company, Molteni and Horizon are parties to an Amended and Restated Venture Loan and Security Agreement dated March 21, 2018 (as amended on September 10, 2019, the “Loan Agreement”) pursuant to which the Company issued Molteni a promissory note in the principal amount of $2,400,000 (as amended in the “Note”); and

WHEREAS, the Company and Molteni desire to amend the definition of “Qualified Equity Financing” set forth in Section 1.1 of the Loan Agreement (the “Amendment”) in order to facilitate the conversion by Molteni of a portion of the Note into equity of the Company; and

WHEREAS, pursuant to the provisions of Section 12.4(c) of the Loan Agreement, the Amendment requires the consent of Horizon; and

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.                 AMENDMENT TO LOAN AGREEMENT.

1.1              Definitions. Section 1.1 of the Loan Agreement is hereby amended effective as of December 31, 2019 by replacing the definition of Qualified Equity Financing with the following:

“Qualified Equity Financing” means the sale of shares of common stock of the Borrower pursuant to which the Borrower receives, prior to December 31, 2019, gross cash proceeds of at least $9,000,000.

1.2              Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement shall mean the Loan Agreement as amended by the Amendment. Except as amended above, the Loan Agreement and each Note (as defined therein) remain in full force and effect.

II.               MISCELLANEOUS

2.1              Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

TITAN PHARMACEUTICALS, INC.

By: ___________/s/ Sunil Bhonsle________________

Sunil Bhonsle, Chief Executive Officer

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

By: ___/s/ Gaetano Ieovelella____________________

Gaetano Ieovelella, Chief Financial Officer

The undersigned hereby consents to the Amendment set forth in Section I above.

HORIZON CREDIT II LLC

By: _______/s/ Robert D. Pomeroy, Jr._____________

Robert D. Pomeroy, Jr., Chief Executive Officer